Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the Incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148 and 333-118728) of Motient
Corporation and Subsidiaries of our report dated March 30, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ FREIDMAN LLP
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East Hanover, New Jersey

March 30, 2006